AMP INCORPORATED EMPLOYEE SAVINGS AND
THRIFT PLAN

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1996 AND 1995
TOGETHER WITH AUDITORS' REPORT



               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1996 AND 1995




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Benefits as of December 31, 1996 and 1995

     Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1996

     Notes to Financial Statements



SCHEDULES:

     Schedule I -- Item 27(a) -- Schedule of Investments as of December 31,
     1996

     Schedule II -- Item 27(d) -- Schedule of Reportable Transactions for the Year Ended December 31, 1996





           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Administrator of the
AMP Incorporated Employee Savings and Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the AMP Incorporated Employee Savings and Thrift Plan as of December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits for the year ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            /s/ Arthur Andersen LLP


Philadelphia, PA
June 23, 1997

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1996


                                                |           The Vanguard Group Funds
                                                            ------------------------
                                                Money Market                    Index Trust
         ASSETS                   Total            Prime        Wellington          500          Windsor II      PrimeCap
         ------                   -----        -------------   -------------   ------------      ----------      --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $344,952,825     $18,299,459     $38,718,829     $134,132,303    $37,413,464     $53,414,376
     Common stock               51,238,837              --              --               --             --              --
     Participant loans
        (Note 1)                30,410,484              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
                               426,602,146      18,299,459      38,718,829      134,132,303     37,413,464      53,414,376
                              ------------     -----------     -----------     ------------    -----------     -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)          182,365,535              --              --              --              --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
         Total investments     608,967,681      18,299,459      38,718,829      134,132,303     37,413,464      53,414,376
                              ------------     -----------     -----------     ------------    -----------     -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     192,330           5,257          12,662           30,267         11,997          19,218
     Employee deposits
      (Note 1)                     691,749          20,439          53,829          139,825         52,722          85,439
     Accrued interest and
      dividends                      1,108              --              --               --             --              --
     Other                         642,866              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
          Total receivables      1,528,053          25,696          66,491          170,092         64,719         104,657
                              ------------     -----------     -----------     ------------    -----------     -----------
TOTAL ASSETS                   610,495,734      18,325,155      38,785,320      134,302,395     37,478,183      53,519,033
                              ------------     -----------     -----------     ------------    -----------     -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased        (535,955)             --              --              --              --              --
                              ------------     -----------     -----------     ------------   ------------     -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $609,959,779     $18,325,155     $38,785,320     $134,302,395    $37,478,183     $53,519,033
                              ============     ===========     ===========     ============   ============     ===========


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1996
                                  CONTINUED

                                  The Vanguard Group Funds    |
                                  ------------------------    |
                                World Fund     International  |  T. Rowe Price   AMP Fixed      AMP Stock
       ASSETS                   U.S. Growth       Growth      |  New Horizons   Income Fund        Fund          Loan Fund
       ------                   -----------    -------------  |  -------------  -----------     ---------        ---------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $30,414,357      $4,068,563        $9,479,424    $ 19,012,049     $         1      $        --
     Common stock                      --              --                --              --      51,238,837               --
     Participant loans
        (Note 1)                       --              --                --              --              --       30,410,484
                              -----------      ----------        ----------    ------------     -----------      -----------
                               30,414,357       4,068,563         9,479,424      19,012,049      51,238,838       30,410,484
                              -----------      ----------        ----------    ------------     -----------      -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)                  --              --                --     182,365,535              --               --
                              -----------      ----------        ----------    ------------     -----------      -----------
         Total investments     30,414,357       4,068,563         9,479,424     201,377,584      51,238,838       30,410,484
                              -----------      ----------        ----------    ------------     -----------      -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     10,839           2,032             5,179          58,490          36,389               --
     Employee deposits
      (Note 1)                     45,851           7,251            20,006         232,393          33,994               --
     Accrued interest and
      dividends                        --              --                --              --           1,108               --
     Other                             --              --                --              --         627,303           15,563
                              -----------      ----------        ----------    ------------     -----------      -----------
          Total receivables        56,690           9,283            25,185         290,883         698,794           15,563
                              -----------      ----------        ----------    ------------     -----------      -----------
TOTAL ASSETS                   30,471,047       4,077,846         9,504,609     201,668,467      51,937,632       30,426,047
                              -----------      ----------        ----------    ------------     -----------      -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --              --                --              --        (535,955)              --
                              -----------      ----------        ----------    ------------     -----------      -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $30,471,047      $4,077,846        $9,504,609    $201,668,467     $51,401,677      $30,426,047
                              ===========      ==========        ==========    ============     ===========      ===========

The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1995


                                               |            The Vanguard Group Funds
                                                            ------------------------
                                                Money Market                    Index Trust
          ASSETS                   Total            Prime         Wellington        500           Windsor II       PrimeCap
          ------                   -----        ------------      ----------    -----------       ----------       --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $228,523,475      $16,694,265     $27,135,443    $100,840,348     $21,636,242     $43,572,956
     Common stock               56,375,561               --              --              --              --              --
     Participant loans
        (Note 1)                27,578,514               --              --              --              --              --
                              ------------      -----------     -----------    ------------     -----------     -----------
                               312,477,550       16,694,265      27,135,443     100,840,348      21,636,242      43,572,956
                              ------------      -----------     -----------    ------------     -----------     -----------
DEPOSITS WITH
      INSURANCE COMPANIES,
       at contract value
       (Notes 2 and 4)         197,382,184               --              --              --              --              --
                              ------------      -----------     -----------    ------------     -----------     -----------
          Total investments    509,859,734       16,694,265      27,135,443     100,840,348      21,636,242      43,572,956
                              ------------      -----------     -----------    ------------     -----------     -----------
RECEIVABLES:
     Employer contributions
       (Note 1)                    184,071            4,899          10,703          24,462           8,285          16,820
     Employee deposits
       (Note 1)                    606,978           18,568          44,990         113,744          36,933          75,120
     Accrued interest and
       dividends                     3,830               --              --              --              --              --
     Other                         528,975               --              --              --              --              --
                              ------------      -----------     -----------    ------------     -----------     -----------
          Total receivables      1,323,854           23,467          55,693         138,206          45,218          91,940
                              ------------      -----------     -----------    ------------     -----------     -----------
TOTAL ASSETS                   511,183,588       16,717,732      27,191,136     100,978,554      21,681,460      43,664,896
                              ------------      -----------     -----------    ------------     -----------     -----------

       LIABILITIES
       -----------
PAYABLES:
     Investments purchased        (744,887)              --              --              --              --              --
                              ------------      -----------     -----------    ------------     -----------     -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $510,438,701      $16,717,732     $27,191,136    $100,978,554     $21,681,460     $43,664,896
                              ============      ===========     ===========    ============     ===========     ===========

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1995
                                     CONTINUED

                      The Vanguard Group Funds|
                      ------------------------
                               World Fund        AMP Fixed       AMP Stock
                               U.S. Growth      Income Fund        Fund        Loan Fund
                               -----------      -----------     ----------     ---------
       ASSETS
       ------
 INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts          $16,256,998    $  1,844,368   $   542,855     $        --
     Common stock                        --              --    56,375,561              --
     Participant loans
        (Note 1)                         --              --            --      27,578,514
                                -----------    ------------   -----------     -----------
                                 16,256,998       1,844,368    56,918,416      27,578,514
                                -----------    ------------   -----------     -----------
DEPOSITS WITH
      INSURANCE COMPANIES,
       at contract value
       (Notes 2 and 4)                   --     197,382,184            --              --
                                -----------    ------------   -----------     -----------
          Total investments      16,256,998     199,226,552    56,918,416      27,578,514
                                -----------    ------------   -----------     -----------

RECEIVABLES:
     Employer contributions
       (Note 1)                       6,999          75,622        36,281              --
     Employee deposits
       (Note 1)                      30,261         253,649        33,713              --
     Accrued interest and
       dividends                         --              --         3,830              --
     Other                               --              --       521,615           7,360
                                -----------    ------------   -----------     -----------
          Total receivables          37,260         329,271       595,439           7,360
                                -----------    ------------   -----------     -----------
TOTAL ASSETS                     16,294,258     199,555,823    57,513,855      27,585,874
                                -----------    ------------   -----------     -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased               --              --      (744,887)             --
                                -----------    ------------   -----------     -----------
NET ASSETS AVAILABLE
      FOR BENEFITS              $16,294,258    $199,555,823   $56,768,968     $27,585,874
                                ===========    ============   ===========     ===========


The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                |           The Vanguard Group Funds
                                                            ------------------------
                                                Money Market                    Index Trust
                                  Total            Prime        Wellington          500          Windsor II      PrimeCap
                                  -----        -------------   -------------   ------------      ----------      --------

ADDITIONS:
   Investment income-
      Net appreciation
         (depreciation) in
         market value of
         investments (Note 3)   $ 38,808,400   $        --     $ 2,106,322    $ 21,497,190      $ 3,933,619     $ 6,545,496
      Interest and dividends      29,425,512       820,349       2,957,095       2,898,595        2,582,057       1,610,755
                                ------------   -----------     -----------    ------------      -----------     -----------
                                  68,233,912       820,349       5,063,417      24,395,785        6,515,676       8,156,251
                                ------------   -----------     -----------    ------------      -----------     -----------
 Contributions and deposits
      (Note 1)
      Employer                    11,833,692       707,398         818,122       1,800,752          679,533       1,230,964
      Employees                   45,184,478     3,267,003       3,630,966       8,881,708        3,168,939       5,787,774
                                ------------   -----------     -----------    ------------      -----------     -----------
                                  57,018,170     3,974,401       4,449,088      10,682,460        3,848,472       7,018,738
                                ------------   -----------     -----------    ------------      -----------     -----------
      Total additions            125,252,082     4,794,750       9,512,505      35,078,245       10,364,148      15,174,989
                                ------------   -----------     -----------    ------------      -----------     -----------
DEDUCTIONS:
      Payments to participants    26,321,594       944,975       1,429,555       4,543,676        1,071,867       1,525,881
      Loan maintenance fees           76,220        10,560           8,590          13,470            3,110           2,040
                                ------------   -----------     -----------    ------------      -----------     -----------
      Total deductions            26,397,814       955,535       1,438,145       4,557,146        1,074,977       1,527,921

INTERFUND TRANSFERS--NET                  --    (2,249,964)      3,456,865       2,701,873        6,375,412      (3,904,350)

ASSETS TRANSFERRED IN                666,810        18,172          62,959         100,869          132,140         111,419
                                ------------   -----------     -----------    ------------      -----------     -----------
         Net additions
         (deductions)             99,521,078     1,607,423      11,594,184      33,323,841       15,796,723       9,854,137

NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year          510,438,701    16,717,732      27,191,136     100,978,554       21,681,460      43,664,896
                                ------------   -----------     -----------    ------------      -----------     -----------
      End of year               $609,959,779   $18,325,155     $38,785,320    $134,302,395      $37,478,183     $53,519,033
                                ============   ===========     ===========    ============      ===========     ===========

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                    CONTINUED

                                       The Vanguard Group Funds  |
                                       ------------------------  |
                                     World Fund   International  | T. Rowe Price    AMP Fixed       AMP Stock
                                     U.S. Growth     Growth      |  New Horizons   Income Fund        Fund         Loan Fund
                                     -----------  -------------  | -------------   -----------      ---------      ---------
ADDITIONS:
   Investment income-
      Net appreciation
         (depreciation) in
         market value of
         investments (Note 3)       $ 3,096,238    $   38,207      $ (685,142)     $         --    $ 2,276,470     $        --
      Interest and dividends          2,229,888       177,502         861,128        11,506,687      1,396,986       2,384,470
                                    -----------    ----------      ----------      ------------    -----------     -----------
                                      5,326,126       215,709         175,986        11,506,687      3,673,456       2,384,470
                                    -----------    ----------      ----------      ------------    -----------     -----------
 Contributions and deposits
      (Note 1)
      Employer                          584,249        53,062         143,368         3,366,969      2,449,275              --
      Employees                       2,577,313       211,105         595,237        14,519,324      2,545,109              --
                                    -----------    ----------      ----------      ------------    -----------     -----------
                                      3,161,562       264,167         738,605        17,886,293      4,994,384              --
                                    -----------    ----------      ----------      ------------    -----------     -----------
      Total additions                 8,487,688       479,876         914,591        29,392,980      8,667,840       2,384,470
                                    -----------    ----------      ----------      ------------    -----------     -----------
DEDUCTIONS:
      Payments to participants          798,983        16,791          21,386        13,183,112      2,120,458         664,910
      Loan maintenance fees               3,810         1,270          12,030            20,610            730              --
                                    -----------    ----------      ----------      ------------    -----------     -----------
      Total deductions                  802,793        18,061          33,416        13,203,722      2,121,188         664,910
                                    -----------    ----------      ----------      ------------    -----------     -----------
INTERFUND TRANSFERS--NET              6,426,604     3,616,031       8,623,434       (14,146,018)   (11,967,142)      1,067,255

ASSETS TRANSFERRED IN                    65,290            --              --            69,404         53,199          53,358
                                    -----------    ----------      ----------      ------------    -----------     -----------
         Net additions
         (deductions)                14,176,789     4,077,846       9,504,609         2,112,644     (5,367,291)      2,840,173
                                    -----------    ----------      ----------      ------------    -----------     -----------
NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year              16,294,258            --              --       199,555,823     56,768,968      27,585,874
                                    -----------    ----------      ----------      ------------    -----------     -----------
      End of year                   $30,471,047    $4,077,846      $9,504,609      $201,668,467    $51,401,677     $30,426,047
                                    ===========    ==========      ==========      ============    ===========     ===========

The accompanying notes and schedules are an integral part of this statement.



       AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                 NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1996 AND 1995



1.   DESCRIPTION OF PLAN:
     -------------------
     The following description of the AMP Incorporated Employee Savings and Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General
     -------
     The Plan was established effective January 1, 1982 for the benefit of the employees of AMP Incorporated (the Company) and certain subsidiaries and was subsequently amended on numerous occasions, most recently effective as of October 1, 1996.

     The Plan is a contributory defined contribution plan covering all employees of the Company and certain subsidiaries who have attained age 21 and completed one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

     The Vanguard Fiduciary Trust Company is the trustee of the Plan.

     Contributions
     -------------
     Participants may defer up to 4% of their gross earnings as a "deferred basic deposit" and up to an additional 11% as a "deferred supplemental deposit." The Company's matching contribution to the Plan is 60% of the participant's "deferred basic deposit" which is paid out of the Company's current and accumulated earnings.

     Forfeitures in any given year are used to reduce Company matching contributions to the Plan in the following year. Forfeitures from 1995 reducing 1996 Company contributions amounted to $114,232. Forfeitures from 1996 amounted to $175,292 and will be applied against Company contributions in 1997.

     Investment Elections
     --------------------
     Participants may elect to invest their deferred basic, deferred supplemental deposits and Company matching contributions in one or more of the available funds, which are the Money Market Prime, Wellington, Index Trust 500, Windsor II, PrimeCap, World Fund U.S. Growth, International Growth, T. Rowe Price New Horizons, AMP Fixed Income and AMP Stock Fund.

     Participant's Accounts
     ----------------------
     Each participant's account is credited with the participant's deposits and Company matching contributions and an allocation of the funds' earnings in which the participant participates. Certain participants in the Plan are of an inactive status at year end due to termination or retirement. The number of inactive participants as of December 31, 1996 and 1995 is 3,984 and 3,114 of the total 19,012 and 17,587, respectively.

     Vesting
     -------
     Participants are immediately vested in their deferred basic and deferred supplemental deposits plus actual earnings thereon. Company matching contributions and earnings become 100% vested after five years of service by a participant. Immediate vesting of Company matching contributions occurs upon a participant's termination by retirement, disability, death or attainment of age 65.

     Payments to Participants
     ------------------------
     Deferred basic deposits and deferred supplemental deposits cannot be withdrawn prior to the attainment of age 59 1/2, except in the case of a "financial hardship." Vested Company matching contributions held under the Plan for at least two years and earnings thereon can be withdrawn any time at the request of the participant.

     Partial or total withdrawal of pre-1983 basic deposits, supplemental deposits, Company matching contributions and earnings by a participant is permitted at his or her request, subject to a minimum withdrawal of $100.

     Loans to Participants
     ---------------------
     Loans against a participant's account balances are secured by a promissory note which bears a fixed interest rate of 1% over the prime rate. The term of the loan is limited to five years and repayment is made through payroll deductions in level amounts over the life of the loan. There are limitations as to the amount that may be borrowed, and prepayment of a loan is allowed. All loans requested prior to December 31, 1996 and 1995 were disbursed to participants by that date.

     Administrative Expenses
     -----------------------
     All expenses incurred in the administration of the Plan are paid by the Company and amounted to $392,465 for the year ended December 31, 1996.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------
     Basis of Accounting
     -------------------
     The accompanying financial statements have been prepared using the accrual basis of accounting.

     On January 1, 1995, the Plan adopted The American Institute of Certified Public Accountants' Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans" (SOP 94-4). The adoption of SOP 94-4 had no impact on the accompanying financial statements as all of the guaranteed investment contracts held by the Plan are fully benefit-responsive and are valued under SOP 94-4 at contract value, which is the same basis used by the Plan in prior years. A fully benefit-responsive investment contract is one that provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers or loans initiated by plan participants exercising their rights to withdraw or borrow under the terms of the Plan.

     Valuation of Investments
     ------------------------
     Investments, except for the deposits with insurance companies that are carried at contract value, are stated at market value, which is equivalent to current value as of the statement date.

     Tax Status
     ----------
     The trust established under the AMP Incorporated Employee Savings and Thrift Plan is qualified under the Internal Revenue Code as exempt from federal income taxes under Section 501(a). The Plan has received a favorable determination letter from the Internal Revenue Service (IRS) maintaining the Plan's qualified status under applicable Internal Revenue Code requirements. The Plan has been amended since receiving the determination letter from the IRS; however, the Plan sponsor and legal counsel are of the opinion that the Plan, as amended and administered, meets the IRS requirements and, therefore, the trust continues to be tax exempt.

     Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------
     All Plan investments are held by a trust company administered trust fund and consist of shares of various mutual funds, AMP stock, loans receivable and deposits with insurance companies (Note 4). The following is a list of assets which exceed 5% of net assets at December 31, 1996 and 1995.

  DESCRIPTION OF
    SECURITY              DECEMBER 31, 1996               DECEMBER 31, 1995
  --------------     ---------------------------   ----------------------------
                        No. of                         No. of
                       Shares or      Market or       Shares or      Market or
                       Principal      Contract        Principal      Contract
                        Amount         Value           Amount         Value
                     ------------ --------------   ------------- --------------
Money Market Prime    37,311,509   $ 37,311,509      19,081,488   $ 19,081,488
Wellington             1,480,644     38,718,829       1,110,743     27,135,443
Index Trust 500 Fund   1,939,449    134,132,303       1,750,700    100,840,348
Windsor II             1,570,015     37,413,464       1,047,253     21,636,242
PrimeCap               1,775,744     53,414,376       1,661,188     43,572,956
AMP Common Stock       1,335,214     51,238,837       1,469,070     56,375,561
Loans Receivable      30,410,484     30,410,484      27,578,514     27,578,514

4.   DEPOSITS WITH INSURANCE COMPANIES:
     ----------------------------------
     The Plan has entered into guaranteed investment contracts with various insurance companies (Insurance Companies). Under the terms of the contracts, which are all fully benefit-responsive contracts, the Insurance Companies received all plan year Fixed Income Fund deposits and contributions, or in the case of rollovers, a lump-sum deposit, which they maintain in plan reserve accounts until maturity. At maturity, the balances with interest will be returned to the Plan. The accounts are credited with interest at fixed rates for the respective periods and charged for plan withdrawals and loans. The contracts are included in the financial statements as of December 31, 1996 and 1995 at contract values, as reported to the Plan by the Insurance Companies. The estimated fair market value of the guaranteed investment contract portfolio, as of December 31, 1996 was $182,886,708. The aggregate average yield for the Plan's guaranteed investment contract portfolio was 5.97% and 6.00% for the years ended December 31, 1996 and 1995, respectively. The crediting interest rate for the Plan's guaranteed investment contract portfolio was 5.91% and 6.01% as of December 31, 1996 and 1995, respectively. There were no valuation allowances against contract values as of December 31, 1996 and 1995.

     Included in the Plan's guaranteed investment contract portfolio as of December 31, 1996, are three synthetic investment contracts. These contracts were entered in 1995 and 1996, with Deutsche Bank and Union Bank of Switzerland, and operate in a manner similar to a guaranteed investment contract, except that the assets are placed in a trust (with ownership by the Plan) rather than in a separate account of the issuer. Also, a financially responsible third party issues a wrapper contract that provides that a participant execute Plan transactions at contract value. These contracts are included in the financial statements at contract values reported to the Plan of $34,806,269 at December 31, 1996. The market value of the underlying assets held in trust at December 31, 1996 was $35,243,220.

     During 1992, the investment manager for the Plan's Fixed Income Fund invested $10,000,000 in Confederation Life Insurance Company's (Confederation Life) Guaranteed Investment Contract Number 62682. This contract provides for a rate of return of 6.16%, and is due to mature on June 29, 1997. As of December 31, 1996 and 1995, the Plan's GIC investment with Confederation Life had a gross recorded contract value of $10,082,223.

     On August 12, 1994, the U.S. assets of Confederation Life were placed under the regulatory supervision of the Michigan Commissioner of Insurance, and GIC payments by Confederation Life were suspended. No interest has been paid under the Plan's Confederation Life contract since this time.

     To enable the Plan's Trustee to continue to hold the Confederation Life GIC as a non-segregated asset of the Fixed Income Fund and to permit Plan participants to continue Fixed Income Fund transactions as usual, the Company has agreed to back the GIC's gross recorded contract value, provided such is approved by applicable governmental agencies.

     On October 13, 1996, the Michigan Commissioner of Insurance reached a final decision related to the settlement of this contract. Out of the five settlement options, the Company selected a cash liquidation option worth 109% of August 12, 1994 contract value. Payouts were received on April 25, 1997, May 27, 1997 and May 30, 1997. The last payment comprised amounts due to the Plan from the appropriate state guarantee associations. The total amount received as of May 30, 1997 was $11,015,695.

5.   PLAN TERMINATION:
     ----------------
     The Company anticipates continuing the Plan indefinitely, but reserves the right to reduce, suspend or discontinue its contributions at any time and to discontinue or partially terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

6.   DISTRIBUTIONS TO PARTICIPANTS:
     ------------------------------
     Distributions to participants are generally made as soon as practical after a request is received by the trustee. There were no distributions due participants at December 31, 1996 and 1995.

                                                                                 Schedule I
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
                     ITEM 27(a) -- SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1996

                                              Number of Shares                   Market Value
                                                     or                               or
DESCRIPTION OF SECURITY                       Principal Amount    Cost          Contract Value
-----------------------                       ----------------    ----          --------------
Commingled Trusts and Common Stock:
      Money Market Prime                      37,311,509         $ 37,311,509   $ 37,311,509
      Wellington Fund                          1,480,644           33,520,492     38,718,829
      Index Trust 500 Fund                     1,939,449           90,196,842    134,132,303
      Windsor II Fund                          1,570,015           31,106,980     37,413,464
      PrimeCap Fund                            1,775,744           42,412,788     53,414,376
      World Fund--U.S. Growth                  1,281,144           25,248,736     30,414,357
      International Growth                       247,179            4,025,780      4,068,563
      T. Rowe Price - New Horizons               435,435           10,058,698      9,479,424
      AMP Common Stock                         1,335,214           46,076,445     51,238,837
                                                                 ------------   ------------
Total Commingled Trusts & Common Stock                           $319,958,270   $396,191,662

Deposits with Insurance Companies:
       AIG Life, 5.00%, due 8/31/98            4,064,136         $  4,064,136   $  4,064,136
       CNA, 6.30%, due 5/29/98                 6,386,287            6,386,287      6,386,287
       Confederation, (Note 4)                10,082,223           10,082,223     10,082,223
       Deutsche Bank, 5.77%, due on demand    10,952,982           10,952,982     10,952,982
       Hartford, 6.56%, due 3/31/97            3,433,224            3,433,224      3,433,224
       Metropolitan Life, 5.09%, due 3/23/98   6,029,934            6,029,934      6,029,934
       Metropolitan Life, 6.18%, due 6/30/00   8,756,538            8,756,538      8,756,538
       NY Life, 5.20%, due 11/2/98            14,089,897           14,089,897     14,089,897
       NY Life, 7.02%, due 3/31/99             9,463,897            9,463,897      9,463,897
       NY Life, 7.47%, due 6/30/99            11,967,511           11,967,511     11,967,511
       Principal, 5.13%, due 4/30/98           6,008,875            6,008,875      6,008,875
       Principal, 5.73%, due 6/25/98           9,733,769            9,733,769      9,733,769
       Principal, 8.12%, due 10/31/99          8,290,421            8,290,421      8,290,421
       Prudential, 6.01%, due 11/1/97          6,315,777            6,315,777      6,315,777
       Prudential, 5.31%, due 12/31/98         5,837,052            5,837,052      5,837,052
       Prudential, 6.34%, due 10/31/97         6,394,841            6,394,841      6,394,841
       Sun Life, 7.12%, due 3/31/97            7,048,185            7,048,185      7,048,185
       Sun Life, 7.62%, due 4/1/97             7,068,831            7,068,831      7,068,831
       Sun Life, 7.47%, due 8/31/97            6,916,577            6,916,577      6,916,577
       Sun Life, 5.86%, due 8/31/98            9,671,291            9,671,291      9,671,291
       Union Bank of Switzerland, 6.43%,      13,384,019           13,384,019     13,384,019
          due on demand
       Union Bank of Switzerland, 6.61%,      10,469,268           10,469,268     10,469,268
          due on demand                                          ------------   ------------

Total Deposits with Insurance Companies                           182,365,535    182,365,535
                                                                 ------------   ------------

Participant Loans                             30,410,484           30,410,484     30,410,484
                                                                 ------------   ------------
          TOTAL                                                  $532,734,289   $608,967,681
                                                                 ============   ============

The accompanying notes are an integral part of this schedule.

                                                                                    Schedule II
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
               ITEM 27(d) -- SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                   Number of  Number of                                 Cost of          Net
Identity of Party    Description of Transaction    Purchases    Sales   Purchase Price  Selling Price  Items Sold   Gain/(Loss)
-----------------    --------------------------    ---------  --------- --------------  -------------  ----------   -----------
Vanguard               Money Market Prime          391        418       $115,452,060    $96,544,544     $96,544,544  $       --
Vanguard               Index Trust 500 Fund        253        253         37,884,198     26,089,467      21,476,905   4,612,562
AMP                    Common Stock                 70        116         33,158,568     40,944,218      37,051,911   3,892,307
Vanguard               PrimeCap Fund               247        253         24,300,318     21,004,392      18,566,110   2,438,282
Vanguard               Windsor II                  249        248         20,651,432      8,807,829       7,989,163     818,666
Vanguard               World Fund US Growth        253        246         18,758,604      7,697,555       6,801,774     895,781

   The purchase prices and selling prices of the above transactions represent the current value of the assets on the transaction date.

         The accompanying notes are an integral part of this schedule.
